EXHIBIT 99.3
                                                                    ------------





                                   NEXEN INC.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                      FOR THE YEAR ENDED DECEMBER 31, 2003,

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

                                       AND

                            AS AT SEPTEMBER 30, 2004

                                   (UNAUDITED)

NEXEN INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2003
Cdn$ millions, except per share and share amounts

                                                        NEXEN         ENCANA UK       PRO FORMA               CONSOLIDATED
                                                   HISTORICAL        HISTORICAL     ADJUSTMENTS     NOTES        PRO FORMA
---------------------------------------------------------------------------------------------------------------------------
REVENUES
  Net Sales                                              2,908             163               --                      3,071
  Marketing and Other                                      610              21                5       2(f)             636
                                                 -----------------------------------------------           ----------------
                                                         3,518             184                5                      3,707
                                                 -----------------------------------------------           ----------------

EXPENSES
  Operating                                                751              23               --                        774
  Transportation and Other                                 461              24               --                        485
  General and Administrative                               190               7               --                        197
  Depreciation, Depletion and Amortization               1,017             102                1       2(b)           1,120
  Exploration                                              200              --               37       2(c)             237
  Interest                                                 105              --              (32)      2(d)
                                                                                              5       2(f)              78
                                                 -----------------------------------------------           ----------------
                                                         2,724             156               11                      2,891
                                                 -----------------------------------------------           ----------------

INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                      794              28               (6)                       816

PROVISION FOR INCOME TAXES                                 170               8               (3)      2(e)             175
                                                 -----------------------------------------------           ----------------

NET INCOME FROM CONTINUING OPERATIONS                      624              20               (3)                       641
  Dividends on Preferred Securities,
  Net of Income Taxes                                       40              --               --                         40
                                                 -----------------------------------------------           ----------------

NET INCOME FROM CONTINUING OPERATIONS
  ATTRIBUTABLE TO COMMON SHAREHOLDERS                      584              20               (3)                       601
                                                 ===============================================           ================

EARNINGS PER COMMON SHARE FROM
  CONTINUING OPERATIONS ($/share)
  Basic                                                   4.72                                                        4.85
                                                 =============                                             ================

  Diluted                                                 4.67                                                        4.80
                                                 =============                                             ================

WEIGHTED-AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING (millions of shares)                123.8                                                       123.8
                                                 -------------                                             ----------------

WEIGHTED-AVERAGE NUMBER OF DILUTED
  COMMON SHARES OUTSTANDING (millions of shares)         124.9                                                       124.9
                                                 -------------                                             ----------------


SEE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION.

NEXEN INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
Cdn$ millions, except per share and share amounts

                                                        NEXEN         ENCANA UK       PRO FORMA               CONSOLIDATED
                                                   HISTORICAL        HISTORICAL     ADJUSTMENTS     NOTES        PRO FORMA
---------------------------------------------------------------------------------------------------------------------------
REVENUES
  Net Sales                                              2,359             268               --                      2,627
  Marketing and Other                                      439              (7)              20       2(f)             452
                                                 -----------------------------------------------           ----------------
                                                         2,798             261               20                      3,079
                                                 -----------------------------------------------           ----------------

EXPENSES
  Operating                                                596              35               --                        631
  Transportation and Other                                 389              39               --                        428
  General and Administrative                               247               8               --                        255
  Depreciation, Depletion and Amortization                 541             125               16       2(b)             682
  Exploration                                              108              --               28       2(c)             136
  Interest                                                 115              --              (22)      2(d)
                                                                                             20       2(f)             113
                                                 -----------------------------------------------           ----------------
                                                         1,996             207               42                      2,245
                                                 -----------------------------------------------           ----------------

INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                      802              54              (22)                       834

PROVISION FOR INCOME TAXES                                 247              12              (10)      2(e)             249
                                                 -----------------------------------------------           ----------------

NET INCOME FROM CONTINUING OPERATIONS                      555              42              (12)                       585
  Dividends on Preferred Securities,
  Net of Income Taxes                                        2              --               --                          2
                                                 -----------------------------------------------           ----------------

NET INCOME FROM CONTINUING OPERATIONS
  ATTRIBUTABLE TO COMMON SHAREHOLDERS                      553              42              (12)                       583
                                                 ===============================================           ================

EARNINGS PER COMMON SHARE FROM
  CONTINUING OPERATIONS ($/share)
  Basic                                                   4.31                                                        4.54
                                                 =============                                             ================

  Diluted                                                 4.25                                                        4.48
                                                 =============                                             ================

WEIGHTED-AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING (millions of shares)                128.4                                                       128.4
                                                 -------------                                             ----------------

WEIGHTED-AVERAGE NUMBER OF DILUTED
  COMMON SHARES OUTSTANDING (millions of shares)         130.1                                                       130.1
                                                 -------------                                             ----------------

SEE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION.

NEXEN INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2004
Cdn$ millions

                                                        NEXEN         ENCANA UK       PRO FORMA               CONSOLIDATED
                                                   HISTORICAL        HISTORICAL     ADJUSTMENTS     NOTES        PRO FORMA
---------------------------------------------------------------------------------------------------------------------------
ASSETS
 CURRENT ASSETS
  Cash and Cash Equivalents                                866                59           (774)     2(a)
                                                                                           (151)     3                  --
  Accounts Receivable                                    1,549               316             --                      1,865
  Inventories and Supplies                                 400                 7             --                        407
  Other                                                     42                --             --                         42
                                                 -----------------------------------------------           ----------------
    Total Current Assets                                 2,857               382           (925)                     2,314
                                                 -----------------------------------------------           ----------------

 PROPERTY, PLANT AND EQUIPMENT                           4,950             1,020          2,643      2(a)            8,613
 GOODWILL                                                   36                --            382      2(a)              418
 FUTURE INCOME TAX ASSETS                                   88                --             --                         88
 DEFERRED CHARGES AND OTHER ASSETS                         192                 2             16      2(a)
                                                                                            151      3                 361
                                                 -----------------------------------------------           ----------------

                                                         8,123             1,404          2,267                     11,794
                                                 ===============================================           ================
LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES
  Accounts Payable and Accrued Liabilities               1,768               855           (488)     2(a)            2,135
  Accrued Interest Payable                                  37                --             --                        37
  Dividends Payable                                         13                --             --                        13
                                                 -----------------------------------------------           ----------------
    Total Current Liabilities                            1,818               855           (488)                     2,185
                                                 -----------------------------------------------           ----------------

 LONG-TERM DEBT                                          2,438                --          2,026      2(a)            4,464
 FUTURE INCOME TAX LIABILITIES                             752               123          1,022      2(a)            1,897
 ASSET RETIREMENT OBLIGATIONS                              309                70             63      2(a)              442
 DEFERRED CREDITS AND LIABILITIES                          113                --             --                        113
 PREFERENCE SECURITIES                                      --               194           (194)     2(a)               --

 SHAREHOLDERS' EQUITY
  Preferred and Subordinated Securities                     33                --             --                         33
  Common Shares                                            629                --             --                        629
  Retained Earnings                                      2,179               162           (162)     2(a)            2,179
  Cumulative Foreign Currency Translation
    Adjustment                                            (148)               --             --                       (148)
                                                 -----------------------------------------------           ----------------
    Total Shareholders' Equity                           2,693               162           (162)                     2,693
                                                 -----------------------------------------------           ----------------

                                                         8,123             1,404          2,267                     11,794
                                                 ===============================================           ================

SEE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
Cdn$ millions except as noted

1.   BASIS OF PRESENTATION AND PRO FORMA ASSUMPTIONS

On October 29, 2004, a wholly-owned subsidiary of Nexen Inc. (Nexen, we or our) entered into an agreement with a wholly-owned subsidiary of EnCana Corporation (EnCana) to acquire EnCana (UK) Limited (EnCana UK) for cash consideration of US$2.1 billion, subject to certain adjustments. EnCana UK holds all of EnCana's offshore oil and gas assets in the North Sea. The acquisition closed on December 1, 2004.

At the same time, we secured a US$2.0 billion committed bridge-financing facility. Our cash on hand and existing committed credit facilities, along with the bridge-financing facility, are sufficient to fund the acquisition price and future development capital.

In connection with the acquisition, we purchased WTI put options to manage the commodity price risk exposure of a portion of our oil production in 2005 and 2006. These options establish an annual average WTI floor price of US$43 per barrel in 2005 and US$38 per barrel in 2006.

The accompanying unaudited pro forma consolidated financial information (pro forma information) reflects our acquisition of EnCana UK using the purchase method of accounting and takes into account the bridge-financing facility and the purchase of the put options.

This pro forma information has been prepared from, and should be read in conjunction with, the following:

o Nexen's audited consolidated financial statements for the year ended December 31, 2003;

o Nexen's unaudited consolidated financial statements for the nine months ended September 30, 2004;

o EnCana UK's audited consolidated financial statements of for the year ended December 31, 2003; and

o EnCana UK's unaudited consolidated financial statements of for the nine months ended September 30, 2004.

The pro forma information has been prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP) and Nexen's accounting policies, as disclosed in Note 1 to the audited consolidated financial statements in our 2003 annual report on Form 10-K. The impact of significant differences between Canadian and US GAAP on the pro forma information is disclosed in Note 4.

In preparing the pro forma information, the UK GAAP consolidated financial statements of EnCana UK have been adjusted to Canadian GAAP and pro forma adjustments have been made to reflect Nexen's accounting policies and presentation. The EnCana UK financial statements have been translated from United Kingdom pounds to Canadian dollars using the period-end exchange rate for the balance sheet and the period-average exchange rates for the statements of income, as follows:

                                          NINE MONTHS ENDED           YEAR ENDED
                                         SEPTEMBER 30, 2004    DECEMBER 31, 2003
     ---------------------------------------------------------------------------
     Period-end rate                                  2.288                  N/A
     Period-average rates                             2.419                2.288
                                         ---------------------------------------

The pro forma information is based on the estimates and assumptions included in these notes and include all adjustments necessary for the fair presentation of the proposed transactions in accordance with Canadian GAAP. The purchase price allocation is preliminary and is based on management's best estimate of the fair values of the assets acquired and liabilities assumed. The purchase price allocation will be completed once all final adjustments have been identified and the asset and liability valuations have been finalized.

This pro forma information is not intended to reflect results from operations or the financial position which would have actually resulted had the acquisition been effected on the dates indicated. The pro forma information does not include any cost savings or other synergies that may result from the transaction. Moreover, this pro forma information is not intended to be indicative of the results of operations or financial position which may be obtained in the future.

2.   ACQUISITION OF ENCANA UK

The following adjustments have been made as at September 30, 2004 to reflect the acquisition described in Note 1 as if the transaction occurred on September 30, 2004 for purposes of the pro forma consolidated balance sheet, and as if the transaction occurred on January 1, 2003 for purposes of the pro forma consolidated income statements for the year ended December 31, 2003 and the nine months ended September 30, 2004.

a. PRELIMINARY PURCHASE PRICE ALLOCATION - The total purchase price has been allocated to EnCana UK's assets and liabilities based on their estimated fair values. These fair values are based on management's estimates and are subject to change once the final valuations have been completed. The following table shows the allocation of the purchase price based on the estimated fair values of the assets and liabilities acquired:

                                                             SEPTEMBER 30, 2004
     ---------------------------------------------------------------------------
     Purchase Price:
         Cash paid                                                        2,774
         Estimated transaction costs                                         26
                                                            --------------------
                                                                          2,800
                                                            ====================

     Purchase price allocated as follows:
         Cash acquired                                                       59
         Accounts receivable                                                316
         Inventory                                                            7
         Property, plant and equipment                                    3,663
         Goodwill                                                           382
         Deferred charges and other assets                                   18
         Accounts payable and accrued liabilities (1)                      (367)
         Asset retirement obligations                                      (133)
         Future income tax liabilities                                   (1,145)
                                                            --------------------
           Total purchase price allocated (2)                             2,800
                                                            ====================

      Notes and Assumptions:

      (1) EnCana UK's intercompany debt of $488 million and its preference securities with EnCana have been settled as part of the acquisition.

      (2) EnCana UK's common shares and retained earnings have been eliminated in the purchase price allocation.

     The acquisition was financed with $774 million of cash, bridge financing of $1,896 million (US$1.5 billion) and draws of $130 million from committed credit facilities.

b. DEPRECIATION, DEPLETION AND AMORTIZATION (DD&A) - Pro forma DD&A has been adjusted to reflect the estimated fair value of the property, plant and equipment acquired, the accretion of asset retirement obligations acquired and to reflect successful efforts accounting for EnCana UK. As a result of these adjustments, pro forma DD&A was $1 million higher for the year ended December 31, 2003 and $16 million higher for the nine months ended September 30, 2004.

c. EXPLORATION EXPENSE - Pro forma exploration expense has been adjusted to reflect successful efforts accounting for EnCana UK. Unsuccessful exploration drilling costs, geological and geophysical costs and annual lease rentals previously capitalized have been expensed to earnings in the pro forma consolidated statements of income. Pro forma exploration expense was $37 million higher for the year ended December 31, 2003 and $28 million higher for the nine months ended September 30, 2004.

d. INTEREST EXPENSE - Pro forma interest expense has been adjusted to reflect interest on the US$1.5 billion bridge-financing facility and draws of $130 million on our committed credit facilities. Pro forma interest expense was $78 million higher for the year ended December 31, 2003 and $56 million higher for the nine months ended September 30, 2004 assuming an estimated 3.5% interest rate. Pro forma interest expense includes the amortization of estimated deferred financing fees. A 1/8% variance in interest rates would change interest expense by $3 million for the year ended December 31, 2003 and $2 million for the nine months ended September 30, 2004. Pro forma interest expense has been reduced to adjust for capitalized interest related to the development of the Buzzard field, EnCana UK's major development project. Capitalized interest was $110 million higher for the year ended December 31, 2003 and $78 million higher for the nine months ended September 30, 2004.

e. PROVISION FOR INCOME TAXES - Pro forma income tax provision has been adjusted to account for the tax effects of higher DD&A expense, higher exploration expense and lower interest expense. Pro forma income tax provision was $3 million lower for the year ended December 31, 2003 and $10 million lower for the nine months ended September 30, 2004. Pro forma adjustments for income taxes have been determined using statutory income tax rates in effect during the periods presented. The income tax effects of higher DD&A expense and higher exploration expense have been determined using the standard UK corporate tax rate of 30% plus the supplementary tax charge of 10% that is applicable to North Sea ring fenced profits. The income tax effect of lower interest expense for the year ended December 31, 2003 and for the nine months ended September 30, 2004 has been determined using Canadian statutory income tax rates of 37% and 34.5% for those periods respectively.

f. RECLASSIFICATION - Certain amounts have been reclassified on the EnCana UK historical financial statements to conform to Nexen's presentation. Interest expense of $5 million for the year ended December 31, 2003 and $20 million for the nine months ended September 30, 2004 has been reclassified from marketing and other to interest expense.

g. CHANGE IN ACCOUNTING PRINCIPLES - On January 1, 2004, we retroactively adopted the Canadian Institute of Chartered Accountants standard S.3110, ASSET RETIREMENT OBLIGATIONS which requires recognition of a liability for the future retirement obligations associated with our property, plant and equipment. The retroactive adoption of this accounting principle did not change Nexen's DD&A for the year ended December 31, 2003.

3.   PURCHASE OF PUT OPTIONS

In connection with the acquisition, we purchased WTI put options to manage the commodity price risk exposure of a portion of our oil production in 2005 and 2006. These options establish an annual average WTI floor price of US$43 per barrel in 2005 and US$38 in 2006 and reduce the volatility in our future cash flows during the development and construction phase of the Buzzard project. The primary asset purchased in the acquisition was the 43% interest and operatorship of the Buzzard project, currently in the development stage. The cost of the put options reduced cash by $151 million and increased deferred charges and other assets, assuming the transaction occurred on September 30, 2004. The put options settle beyond 12 months, and will be marked-to-market with any changes recorded in earnings.


4. DIFFERENCES BETWEEN CANADIAN AND US GAAP

The unaudited pro forma consolidated financial information has been prepared in accordance with Canadian GAAP. The pro forma adjustments would be the same under US GAAP. However, Nexen and EnCana UK each have differences between US and Canadian GAAP, which are detailed in the consolidated financial statements of each company. A summary of differences between US and Canadian GAAP is as follows:

a.   Unaudited Pro Forma Consolidated Balance Sheet at September 30, 2004

                                                                             CANADIAN PRINCIPLES    U.S. PRINCIPLES
     ---------------------------------------------------------------------------------------------------------------
     Property, Plant and Equipment (v); (viii); (xii)                                      8,613              8,622
     Deferred Charges and Other Assets (ix); (xiv)                                           361                314
     Accounts Payable and Accrued Liabilities (iii); (xiv)                                 2,135              2,161
     Long-Term Debt (ii); (ix)                                                             4,464              4,451
     Deferred Income Tax Liabilities (i) - (xi)                                            1,897              1,859
     Deferred Credits and Liabilities (x)                                                    113                115
     Preferred and Subordinated Securities (ii)                                               33                 --
     Retained Earnings (i); (iii); (v); (vi); (vii); (viii); (xi)                          2,179              2,139
     Cumulative Foreign Currency Translation Adjustment (iv)                                (148)                --
     Accumulated Other Comprehensive Income (i); (iii); (iv); (x); (xiii)                     --                (90)
                                                                             ---------------------------------------

b. Unaudited Pro Forma Consolidated Statements of Income

                                                                              NINE MONTHS ENDED           YEAR ENDED
                                                                             SEPTEMBER 30, 2004    DECEMBER 31, 2003
     ----------------------------------------------------------------------------------------------------------------
     Pro Forma Net Income from Continuing Operations - Canadian GAAP                        585                  641
     Impact of US Principles, Net of Income Taxes
         Nexen
          Fair Value of Currency Swap (xi)                                                   --                    3
          Fair Value of Preferred Securities (vi)                                             4                    7
          Depreciation, Depletion, Amortization and Impairment (v)                          (32)                 (92)
          Dividends on Preferred Securities (i)                                              (2)                 (40)
          Issue Costs on Preferred Securities Redeemed (i)                                   (6)                 (21)
          Natural Gas Futures and Basis Swaps (iii)                                           2                   (2)
          Research and Development Costs (viii)                                              (3)                  (4)
          Stock Based Compensation included in Retained Earnings (vii)                       36                   --
         EnCana UK (xiii)                                                                    (1)                 (12)
                                                                             ----------------------------------------
     Pro Forma Net Income from Continuing Operations - US GAAP                              583                  480
                                                                             ========================================

     Pro Forma Net Income from Continuing Operations
        per Common Share - US GAAP
          Basic                                                                            4.54                   3.88
                                                                             =========================================
          Diluted                                                                          4.48                   3.84
                                                                             =========================================

c.       Notes to Nexen Differences between Canadian and US GAAP

i. Under US principles, we are required to classify our preferred securities as long-term debt rather than shareholders' equity. As a result:

         o For the nine months ended September 30, 2004 and the year ended December 31, 2003, dividends of $3 million ($2 million, net of income taxes) and $64 million ($40 million, net of income taxes) were included in net income , respectively;

         o Pre-tax issue costs of $10 million were included in deferred charges and other assets, rather than as an after-tax charge to retained earnings; and

         o For the nine months ended September 30, 2004 and the year ended December 31, 2003, foreign-currency translation losses of $8 million and $108 million respectively were included in accumulated other comprehensive income (AOCI).

         In February 2004, we redeemed at par US$217 million of preferred securities. Under Canadian principles, a foreign exchange gain of $34 million, net of income tax, was recognized in retained earnings. Under US principles, this foreign exchange gain had been included in AOCI. Unamortized issue costs of $10 million ($6 million, net of income taxes) were included in net income in 2004.
         In December 2003, we redeemed at par US$259 million of preferred securities. Under Canadian principles, a foreign exchange gain of $31 million, net of income tax, was recognized in retained earnings. Under US principles, the preferred securities have been revalued each reporting period and the gains and losses have been included in AOCI. Unamortized issue costs of $27 million ($21 million, net of income taxes) were included in net income in 2003.
ii. Under US principles, all of our subordinated securities are classified as long-term debt. As a result, the $33 million equity component has been included in long-term debt.
iii. Under US principles, all derivative instruments are recognized on the balance sheet as either an asset or a liability measured at fair value. Changes in the fair value of derivatives are recognized in earnings unless specific hedge criteria are met.

         CASH FLOW HEDGES

         Changes in the fair value of derivatives that are designated as cash flow hedges are recognized in earnings in the same period as the hedged item. Any fair value change in a derivative before that period is recognized on the balance sheet. The effective portion of that change is recognized in other comprehensive income with any ineffectiveness recognized in net income.

         FUTURE SALE OF GAS INVENTORY: Included in accounts payable at December 31, 2003, was $11 million of losses on the futures and basis swap contracts we used to hedge the commodity price risk on the future sale of our gas inventory as described in Note 5 of our 2004 third quarter 10-Q. These contracts effectively lock-in profits on our stored gas volumes. Losses of $8 million ($5 million, net of income taxes) related to the effective portion and deferred in AOCI at December 31, 2003, were recognized in marketing and other in 2004. Additionally, losses of $3 million ($2 million, net of income taxes), related to the ineffective portion, were recognized in net income in 2003.

         At September 30, 2004, losses of $28 million were included in accounts payable. The $27 million ($18 million, net of income taxes) effective portion has been deferred in AOCI until the underlying gas inventory is sold. The losses will be reclassified to marketing and other as they settle over the next 12 months. Additionally, losses of $1 million related to the ineffective portion were included in net income in the nine months ended September 30, 2004.

         FAIR VALUE HEDGES

         Both the derivative instrument and the underlying commitment are recognized on the balance sheet at their fair value. The change in fair value of both is reflected in earnings. At September 30, 2004, we had no fair value hedges in place.

iv. Under US principles, exchange gains and losses arising from the translation of our net investment in self-sustaining foreign operations are included in comprehensive income. Additionally, exchange gains and losses, net of income taxes, from the translation of our US-dollar long-term debt designated as a hedge of our foreign net investment are included in comprehensive income. Cumulative amounts are included in AOCI.

v. Under US principles, the liability method of accounting for income taxes was adopted in 1993. In Canada, the liability method was adopted in 2000. In 1997, we acquired certain oil and gas assets and the amount paid for these assets differed from the tax basis acquired. Under US principles, this difference was recorded as a deferred tax liability with an increase to property, plant and equipment rather than a charge to retained earnings. As a result:

         o Additional depreciation, depletion, amortization and impairment of $32 million and $92 million was included in net income for the nine months ended September 30, 2004 and year ended December 31, 2003, respectively; and

         o Property, plant and equipment is higher under US GAAP by $39 million.

vi. In May 2003, FASB issued Statement No. 150, ACCOUNTING FOR CERTAIN INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY that requires certain financial instruments, including our preferred securities, to be valued at fair value with changes in fair value recognized through net income. The change in fair value of our preferred securities up to June 30, 2003 increased the carrying value of our long-term debt by $16 million and was recognized as a loss of $11 million, net of income taxes of $5 million. This was reported as a cumulative effect of a change in an accounting principle at the beginning of the third quarter of 2003. The fair value of our preferred securities decreased by $12 million ($7 million, net of income taxes) in 2003 and this gain was included in net income. A gain of $4 million for the change in fair value up to the redemption date of our preferred securities was included in net income in the first quarter of 2004.

vii. As described in Note 6 (b) of our 2004 third quarter 10-Q, our existing stock option plan was modified to a tandem option plan. An obligation of $85 million was recognized for these tandem options. This resulted in a one-time, non-cash charge to net income of $54 million, net of tax in the second quarter of 2004. Under US principles, the modification of our stock option plan is accounted for by providing us with credit for the pro-forma expense previously disclosed with respect to the stock options modified. The related pro-forma expense was $36 million, which is accounted for as an adjustment to retained earnings with a corresponding decrease to our one-time charge to net income.

viii. Under Canadian principles, we defer certain development costs and all pre-operating revenues and costs to property, plant and equipment. Under US principles, these costs have been included in operating expenses. As a result:

         o Net income includes pre-operating costs of $5 million ($3 million, net of income taxes) and $6 million ($4 million, net of income taxes) for nine months ended September 30, 2004 and the year ended December 31, 2003, respectively; and

         o Property, plant and equipment is lower under US GAAP by $11 million.

ix. Under US principles, discounts on long-term debt are classified as a reduction of long-term debt rather than as deferred charges and other assets. Discounts of $45 million have been included in long-term debt.

x. Under US principles, the amount by which our accrued pension cost is less than the unfunded accumulated benefit obligation is included in AOCI and accrued pension liabilities. This amount was $2 million at September 30, 2004.

xi. Under US principles, a derivative and a cash instrument cannot be designated in combination as a net investment hedge. The $4 million gain ($3 million, net of income taxes) during the year in fair value and foreign exchange gains and losses on our US$37 million currency swap were included in net income for the year ended December 31, 2003.

xii. On January 1, 2003 we adopted FASB Statement No. 143, Accounting for Asset Retirement Obligations (FAS 143) for US GAAP reporting purposes. We adopted the equivalent Canadian standard for asset retirement obligations on January 1, 2004. These standards are consistent except for the adoption date which resulted in our property, plant and equipment under US GAAP being lower by $19 million.


d.       Notes to EnCana UK Differences between Canadian and US GAAP

xiii.    Preference shares
         In accordance with Canadian GAAP, preference shares redeemable in cash at the option of the holder are classified as a liability rather than shareholders' equity. Under US GAAP, these shares are presented between liabilities and shareholders' equity. No dividends were declared or paid in 2004 and 2003 on the preference shares. While US and Canadian GAAP all translate the preference shares at the period end rate, under Canadian GAAP, the retranslation gain or loss is included in income. Under US GAAP, the same gain or loss is treated as other comprehensive income. The foreign exchange gain on retranslation of preference shares was $1 million and $12 million for the nine months ended September 30, 2004 and the year ended December 31, 2004 respectively.

xiv.     Discounted loan notes
         Under Canadian GAAP, discounted loan notes are initially recorded at face value and the discount is recorded as deferred charges and other assets. Under US GAAP, discounted loan notes issued are recorded initially at the amounts received. The deferred costs of $2 million have been treated as a reduction of the outstanding debt amount at September 30, 2004.

5.       OIL AND GAS RESERVE INFORMATION

We have filed Supplementary Oil and Gas Information for EnCana (U.K.) Limited for the year ended December 31, 2003 which indicates oil and gas reserves of 129 million barrels of oil equivalent (125 million barrels of oil and 26 billion cubic feet of gas). At September 30, 2004, there has been no material change to these reported reserve quantities. Our press release dated October 29, 2004 announcing the acquisition of EnCana (U.K.) Limited indicates that we acquired 129 million barrels of oil equivalent.